Exhibit 99.1

LookSmart Reports Third Quarter 2007 Results

SAN FRANCISCO, November 7, 2007—LookSmart, Ltd. (NASDAQ: LOOK), an online advertising and technology solutions company, today announced financial results for the third quarter ended September 30, 2007.

For the third quarter of 2007, LookSmart reported total revenue of $12.6 million, which represents a 4% increase from $12.2 million in the third quarter of 2006 but is below previously issued year-over-year revenue guidance of 8%—12%. GAAP net loss for the third quarter of 2007 was $4.3 million, or $0.19 per share, which includes $0.6 million of non-cash, share-based compensation charges as well as restructuring, severance and asset impairment charges as further discussed below. This compares to a GAAP net loss in the third quarter of 2006 of $3.9 million, or $0.17 per share, which includes non-cash, share-based compensation charges of $0.8 million. The EPS amounts above are based on 22.9 million and 22.8 million weighted average shares outstanding in the third quarter of 2007 and 2006, respectively.

“We are disappointed with our third quarter revenue growth, yet remain confident in, and committed to, the long-term growth strategy and profit potential of the Company,” commented Ted West, Chairman and Interim Chief Executive Officer. “While our third quarter revenue results were adversely impacted by continued volatility in ad spend among our larger volume advertisers, we tightly managed our expense base, validating our commitment to position LookSmart for profitable growth in the future.”

Mr. West continued, “During the third quarter, we made the definitive decision to align our business with greater strategic focus on meeting the performance advertising needs of advertisers and publishers within the Ad Center. We strongly believe in the value propositions and business models of our two revenue streams : Advertiser Solutions, which provides advertisers access to a high quality, managed distribution network for search marketing; and Publisher Services, which, through licensing of the Ad Center platform technology, helps publishers gain additional search marketing revenues and more direct control over their advertiser relationships. This greater focus is enabling us to rationalize the operating and cost structure of the Company, and to establish a leaner and more effective organization.”

Mr. West concluded, “Looking into the remainder of 2007 and beyond, we will continue to invest in our sales and marketing efforts, while further enhancing our core Ad Center platform technology to both diversify and grow our advertiser base, and to sign on new private-label clients for the Ad Center. We remain confident in our ability to execute against our strategic plan to position LookSmart for long-term sustainable revenue growth and profitability.”

Gross margin increased to 44% in the third quarter of 2007 versus 38% in the third quarter of 2006 primarily due to lower traffic acquisition costs (TAC).

Total operating expenses in the third quarter of 2007 were $10.9 million, which is inclusive of $0.6 million of non-cash, share-based compensation charges, $0.2 million of restructuring costs related to a reduction in workforce, $0.5 million of severance expense and $1.6 million asset impairment charge. This compares to total operating expenses of $8.9 million in the third quarter of 2006, which is inclusive of $0.8 million of non-cash, share-based compensation charges.

The impairment charge of $1.6 million the Company recorded in the third quarter of 2007 was a result of the discontinuation of the Wisenut website and search functionality. The severance expense is included in general and administrative expense and resulted from the Chief Executive Officer transition in the third quarter.

LookSmart reported an operating loss of $5.3 million in the third quarter of 2007, as compared to an operating loss of $4.3 million in the same period a year ago.

On a non-GAAP basis, for the third quarter of 2007, Adjusted EBITDA (earnings before interest income, taxes, depreciation and amortization excluding stock based compensation) loss was of $2.9 million compared to a loss of $2.0 million in the third quarter of 2006.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, were $0.5 million in the third quarter of 2007, compared to $0.7 million in the prior year period. Depreciation and amortization was $1.2 million in the third quarter of 2007 compared to $1.5 million in the third quarter of 2006 reflecting lower levels of capital investment.

The Company ended the quarter with $37.4 million in cash, cash equivalents and investments, a decrease of $0.9 million from the end of the second quarter of 2007.

Q3 2007 Key Metrics Performance

•	Total paid clicks decreased to approximately 84 million for the third quarter of 2007 compared to approximately 100 million for the third quarter of 2006.

•	Average revenue per click (RPC) for the third quarter of 2007 was approximately $0.12, an increase from approximately $0.10 in the third quarter of 2006.

•	Traffic acquisition costs (TAC) of 59% for LookSmart’s Ad Network decreased from the 64% rate in the third quarter of 2006.

Third Quarter and Recent Business Highlights

Business Realignment

Following a focused review of the LookSmart’s market opportunities, developmental priorities, and business initiatives, the Company reorganized its business to better focus on its advertiser networks and publisher services clients. This resulted in the decision to dispose of or sell all remaining consumer properties, a process that was commenced during the third quarter of 2007. The consumer assets impacted by this decision are FindArticles, the Company’s vertical search sites, Zeal, Grub, Wisenut and Furl.

Asset Disposition

LookSmart today announced that it has entered into a definitive agreement to sell the Company’s FindArticles.com property to CNET Networks, Inc in an all cash transaction valued at approximately $20.5 million. The transaction, which is subject to customary closing conditions, is expected to close within a few days and is structured as an asset sale. As a result of this sale, FindArticles was reclassified on the balance sheet as Assets Held for Sale as of September 30, 2007 in the amount of $4.3 million.

In addition, the company sold the remaining assets associated with its Grub property during the third quarter for a nominal amount.

Workforce Rationalization

In connection with the Company’s strategic reorganization of its business, with a greater emphasis on advertisers and publishers, the Company reduced its overall workforce by approximately 25% during the quarter. The net reduction is comprised of layoffs from existing positions and the elimination of certain open positions no longer aligned with the Company’s strategic plans.

Lease Obligations

As part of LookSmart’s rationalization of its cost structure, LookSmart also successfully subleased the 4th floor of the Company’s headquarter facilities which will result in approximately $1.2 million annual reduction in operating expense in 2008 and 2009.

Guidance

While LookSmart has previously provided financial metric guidance , the Company has decided not to do so for the coming periods. The Company believes that, given the transitional state of its business mix, business model, and operating and cost structure, it is not prudent to provide specific revenue or earnings guidance at this time.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its financial results. To listen to the call from the U.S., dial 1-888-321-3075; internationally, dial 1-973-582-2855. The call will also be available live via webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/. For those unavailable to listen to the call live, the webcast will be archived and a replay of the call will be available until Wednesday, November 14, 2007, 11:59 p.m. ET. To access the replay from the U.S., dial 1-877-519-4471 and enter passcode 9328128; from outside the U.S., dial 1-973-341-3080 and enter passcode 9328128.

About LookSmart, Ltd.

LookSmart is an online advertising and technology company that provides relevant solutions for advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search and contextual advertising and banners via a monitored ad distribution network and offers publishers a customizable set of private-label solutions. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, and (ii) how Adjusted EBITDA compares to levels of interest expense, taxes and depreciation and amortization. We provide a reconciliation of Adjusted EBITDA to GAAP net loss.

(‘000s)	Quarter Ended September 30, 2007 (unaudited)	Quarter Ended June 30, 2007 (unaudited)	Quarter Ended September 30, 2006 (unaudited)
GAAP net loss	(4,319)	(2,068)	(3,860)

Add: taxes	—	—	—
Less: interest income, net	(471)	(484)	(501)
Add: other	46	27	31
Add: depreciation and amortization	1,222	1,260	1,532

EBITDA	(3,522)	(1,265)	(2,798)
Add: stock based compensation, net	630	611	773

Adjusted EBITDA	(2,892)	(654)	(2,025)

Use of Non-GAAP Measures

LookSmart provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that LookSmart’s management evaluates those operations. Non-GAAP operating expenses, non-GAAP net loss and Adjusted EBITDA are supplemental measures of LookSmart’s performance that are not required by, and are not presented in accordance with, generally accepted accounting principles (GAAP). The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. LookSmart believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash expenses and other amounts that are required to be recorded under GAAP but that LookSmart believes are not indicative of LookSmart’s cash-based operating results.

LookSmart’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the cash costs of those business operations (distinct from non-cash costs of operations). Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these non-cash items from the period expenses. A limitation associated with these measures is that they do not include stock-based compensation expense related to our workforce and, as to Adjusted EBITDA, interest, taxes, depreciation and amortization amounts related to our business operations. A limitation of non-GAAP net loss is that it does not include all items that impact our net loss and net loss per share for the period. Adjusted EBITDA line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are the following items that include equity-based compensation charges (1) operating expenses, research and development; (2) operating expenses, selling and marketing; and (3) operating expenses, general and administrative. These items in turn affect (1) total costs and expenses; (2 operating income/loss; (3) income before income taxes; (4) net loss, and (5) basic earnings per share.

For each such non-GAAP financial measure, the adjustment provides management with information about LookSmart’s underlying cash-based operating performance that enables comparison of its cash-based financial results in different reporting periods. Additionally, our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our businesses and believes that Adjusted EBITDA provides visibility into our ability to meet our future capital expenditures and working capital requirements.

LookSmart’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by LookSmart. LookSmart’s management also excludes the impact of equity-based compensation to help it compare current period cash operating expenses against the operating expenses for prior periods.

Management uses these non-GAAP measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, helps investors compare LookSmart’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

As stated above, management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to LookSmart, may calculate their non-GAAP earnings differently than LookSmart, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of LookSmart’s financial performance on a cash basis over time. LookSmart has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate LookSmart’s cash-based operating performance in the same way that management does.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our future business investments and potential for growth and profitability. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may fail to preserve our expertise in online advertising and social bookmarking product development, that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms, that we may be unable to grow sources of revenue other than our listings revenue, that we may be unable to attain or maintain customer acceptance of our publisher solutions products, that changes in the distribution network composition may lead to decreases in traffic volumes, that we may be unable to improve our match rate, average revenue per click, conversion rate or other advertiser metrics, that advertisers may decide to reduce spending or terminate their relationships with us or our partners, that we may be unable to achieve operating profitability, that we may be unable to attract and retain key personnel, or that we may have unexpected increases in costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contacts:

Ted West, Chairman and Interim CEO
LookSmart Ltd.
415-348-7500 twest@looksmart.net

John Simonelli, COO and CFO
LookSmart Ltd.
415-348-7501 jsimonelli@looksmart.net

Laura Foster / Andrew Greenebaum
ICR, Inc.
310.954.1100 lfoster@icrinc.com; agreenebaum@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,921	$32,901
Short-term investments	18,476	7,257

Total cash, cash equivalents and short-term investments	37,397	40,158
Trade accounts receivable, net	4,355	4,639
Prepaid expenses	650	516
Other current assets	513	308
Current assets held for sale	—	31

Total current assets	42,915	45,652
Long-term investments	—	998
Property and equipment, net	3,338	4,588
Capitalized software and other assets, net	2,851	3,533
Intangible assets, net	319	2,825
Goodwill	10,296	14,422
Assets held for sale	4,331	539

Total assets	$64,050	$72,557

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,689	$2,576
Accrued expenses and other current liabilities	6,907	5,624
Deferred revenue and customer deposits	1,691	2,278
Current portion of lease restructuring and other long-term liabilities	1,348	1,391
Current liabilities held for sale	—	263

Total current liabilities	12,635	12,132
Lease restructuring and other long-term liabilities, net of current portion	2,215	2,876

Total liabilities	14,850	15,008

Total stockholders’ equity	49,200	57,549

Total liabilities and stockholders’ equity	$64,050	$72,557

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue	$12,629	$12,150	$40,479	$33,823
Cost of revenue	7,061	7,568	22,901	21,907

Gross profit	5,568	4,582	17,578	11,916
Operating expenses:
Sales and marketing	1,880	2,076	6,232	5,933
Product development	3,914	4,005	11,970	12,393
General and administrative	3,208	2,831	9,146	7,799
Restructuring charges	224	—	224	—
Impairment charges	1,645	—	1,645	—

Total operating expenses	10,871	8,912	29,217	26,125
Other operating income (loss), net	24	—	(99)	—

Loss from operations	(5,279)	(4,330)	(11,738)	(14,209)
Non-operating income, net	489	501	1,522	1,473

Loss from continuing operations before income taxes	(4,790)	(3,829)	(10,216)	(12,736)
Income tax expense	—	—	(6)	(11)

Loss from continuing operations	(4,790)	(3,829)	(10,222)	(12,747)
Gain (loss) from discontinued operations, net of tax	471	(31)	410	(31)

Net loss	$(4,319)	$(3,860)	$(9,812)	$(12,778)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.21)	$(0.17)	$(0.45)	$(0.56)
Gain (loss) from discontinued operations, net of tax	0.02	—	0.02	—

Net loss	$(0.19)	$(0.17)	$(0.43)	$(0.56)

Weighted average shares outstanding used in per share calculation	22,913	22,828	22,899	22,816